SONTERRA RESOURCES AND SOUTH TEXAS OIL COMPANY ANNOUNCE NEW
CONTRACT OPERATING AGREEMENT TO OPERATE SONTERRA’S
MATAGORDA BAY PROPERTIES

HOUSTON, TX—July 18, 2008--Sonterra Resources, Inc. (OTC BB: SOTR) and South Texas Oil Company (NASDAQ: STXX) are pleased to announce that Sonterra has appointed South Texas as contract operator of Sonterra’s Matagorda Bay oil and gas properties in Texas state waters pursuant to a contract operating agreement entered into between the parties effective as of June 23, 2008 (“Effective Date”). As of the Effective Date, South Texas and Sonterra also terminated a prior contract operating agreement under which Sonterra had operated South Texas’ oil and gas properties located in central Texas, south Texas, and Colorado.

Sonterra Resources, with South Texas acting as contract operator, has spudded and is currently drilling below 5,000 feet total vertical depth (TVD) in the ST 127 Unit Well No. l under the new contract operating agreement. This well is the initial well in the Sydney/150 Deep Prospect in Texas state waters in Matagorda Bay, which is located offshore of Calhoun County, Texas, and is designed to encounter several formations believed to be prospective of oil and gas at depths of between 8,500 and 12,000 TVD. The Sydney/Deep 150 Prospect is one of four joint exploratory prospects in Sonterra’s Matagorda Bay drilling program, which targets resources in excess of 100 BCFE.

The concurrent execution of the new contract operating agreement and termination of the prior contract operating agreement coincides with the management transitions at the two companies as of the Effective Date whereby Michael Pawelek, Wayne Psencik, and Sherry Spurlock resigned as CEO/President, Vice President of Operations, and Chief Financial Officer, respectively, of Sonterra Resources, Inc. to assume corresponding positions with South Texas Oil Company. The new Sonterra Management Team appointed as of the Effective Date consists of Donald Vandenberg, Gary Lancaster, and Donald Sebastian, who serve as CEO/President, Vice President and Chief Legal Officer, and Vice President and Chief Financial Officer of Sonterra, respectively.

Mr. Vandenberg and Mr. Lancaster were most recently principals with Velocity Energy Offshore LP and Velocity Energy Partners LP, which they co-founded and later sold to Sonterra when they joined Sonterra. Don Vandenberg reports, “We are proud to announce the appointment of Donald J. Sebastian as Vice President and Chief Financial Officer of Sonterra Resources, who brings to us over 33 years of experience in the oil and gas industry and a unique mix of not only the financial and accounting expertise traditionally associated with CFOs, but also substantial onshore and offshore operating expertise he acquired during his recent stint over the past four years as Vice President of Onshore Operations and Business Development with Michael Baker Corporation, a civil engineering and oil and gas service services with worldwide operations. Prior to that, Don was Senior Vice President responsible for the Gulf Coast Business Unit of the Energy Sector of J. M. Huber Corporation where he was previously Chief Financial Officer during the course of his 25 year tenure with Huber. Mr. Sebastian has a BS Degree in Business Administration from Trinity University. Don will be instrumental in executing Sonterra’s business plan to optimize the development of its existing Sonterra Texas Matagorda Bay reserve base by utilizing the skills of the former Sonterra management team that acquired the assets in the role of Contract Operator while maintaining the acquisition and exploitation focus of the Velocity subsidiaries. Sonterra intends to pursue a similar type of balanced acquisition and internal reserve growth strategy that the three of us employed successfully during our collaboration at Huber.”

About Sonterra Resources, Inc.

Sonterra Resources, Inc. is an independent oil and gas exploration and production company based in Houston, Texas that is primarily engaged in the acquisition, exploration and development of oil and gas properties in the Louisiana and Texas Gulf Coast region.

Forward-Looking Statements Notice

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our estimate of the sufficiency of our existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, the uncertainties involved in estimating quantities of proved oil and natural gas reserves, in prospect development and property acquisitions and in projecting future rates of production, the timing of development expenditures and drilling of wells, and the operating hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports the company has filed with the SEC. The company undertakes no duty to update or revise these forward-looking statements.